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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  JUNE 30, 1997



                            STERLING COMMERCE, INC.
            (Exact Name of Registrant as Specified in its Charter)



DELAWARE                        1-14196                    75-2623341
(State of                      (Commission               (IRS Employer
Incorporation)                  File Number)            Identification No.)



300 CRESCENT COURT, SUITE 1200, DALLAS, TEXAS                75201
(Address of Principal Executive Offices)                   (Zip Code)



      Registrant's telephone number, including area code:  (214) 981-1100





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ITEM 5.  OTHER EVENTS.

     Sterling Commerce B.V. ("SCBV"), a wholly owned subsidiary of Sterling Commerce, Inc. (the "Company") has entered into an agreement (the "Termination Agreement," a copy of which has been filed as an exhibit to this report) with Sterling Software International, Inc. ("SSII"), a wholly owned subsidiary of Sterling Software, Inc., terminating the International Distributor Agreement between SCBV and SSII (the "Distributor Agreement"). Under the Distributor Agreement, SSII had acted as the exclusive distributor of certain of the Company's products outside of the United States and Canada. Effective June 30, 1997, SCBV, together with Company subsidiaries, will be responsible for distributing the Company's products outside the United States and Canada. Under the Termination Agreement, SCBV, directly or through Company subsidiaries, is acquiring certain assets and assuming certain liabilities associated with the distribution of the Company's products by SSII. SCBV and other Company subsidiaries are also hiring certain SSII employees, primarily those employees that had been dedicated to the sales and marketing of the Company's products.

     Under the Termination Agreement, SCBV paid SSII approximately $5.2 million and will make an additional payment equal to the book value of the assets acquired, less balance sheet liabilities assumed by SCBV. SCBV will also pay SSII certain additional amounts for certain services and for the use of facilities during a transition period.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits:
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          Exhibit
          Number    Exhibit
          ------    -------

           10.1 Termination Agreement, dated June 30, 1997, by and between Sterling Commerce B.V. and Sterling Software International, Inc.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        STERLING COMMERCE, INC.



                                        By:   /s/ Albert K. Hoover
                                             -------------------------
                                             Albert K. Hoover
                                             Senior Vice President and
                                             General Counsel



Dated:  June 30, 1997

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                               INDEX TO EXHIBITS
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          Exhibit
          Number    Exhibit
          ------    -------

            10.1 Termination Agreement, dated June 30, 1997, by and between Sterling Commerce B.V. and Sterling Software International, Inc.

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